UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
___________________________________________________________________

Date of report (Date of earliest event reported): September 5, 2007

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29525	33-0889197
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

707 Westchester Avenue, Suite L7	10604
White Plains, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

DEBT RESOLVE, INC.

September 5, 2007

Item 3.02.  Unregistered Sales of Equity Securities.

On September 5, 2007, we completed the sale of 70.4 units in a private placement to accredited investors pursuant to the terms of a Securities Purchase Agreement. Each unit consisted of (i) 12,500 shares of common stock and (ii) five-year warrants to purchase 6,250 shares of common stock at an exercise price of $2.00 per share. The purchase price of each unit was $25,000. We received gross proceeds of $1,760,000 from the sale of these units.

Pursuant to the Securities Purchase Agreement, if at any time and from time to time during the period commencing on August 17, 2007 and ending on August 17, 2008, we issue in a financing or series of related financings additional shares of common stock or other equity or equity-linked securities that exceed an aggregate of 100,000 shares (the “Additional Shares”) at a purchase, exercise or conversion price less than $2.00 per share (subject to adjustment for splits, recapitalizations and reorganizations), then we will: (a) issue additional shares of common stock to the investors so that the effective purchase price per share will be the same per share purchase, exercise or conversion price of the Additional Shares and (b) the exercise price of the warrants shall be reduced to the per share purchase, exercise or conversion price of such Additional Shares. Notwithstanding the foregoing, no adjustment will be made in respect of shares of common stock or stock options to employees, directors or consultants issued at the then fair market value, not to exceed 5% of the shares then outstanding.

Because the number of shares of common stock potentially issuable in connection with the private placement as a result of the “most favored nations” provision described above could exceed 20% of our current outstanding common stock, in order to comply with the market rules of the American Stock Exchange (“Amex”), the Securities Purchase Agreement includes a “share cap” to limit the number of shares that can be issued under the Securities Purchase Agreement, after giving consideration to the “most favored nations” provision, to 19.9% of our current outstanding shares (approximately 1,499,880 shares) without shareholder approval. We are required under Amex market rules to obtain shareholder approval prior to issuing any shares in excess of the share cap.

Investors in the units have “piggyback” registration rights with respect to the resale of the shares of common stock, as well as the shares issuable upon exercise of the warrants.

We expect to use the net proceeds of the private placement for working capital and general corporate purposes.

The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933, as amended, or Securities Act. None of the units, shares of common stock or warrants, or shares issuable upon exercise of the warrants, have been registered under the Securities Act, or the securities laws of any state, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Such securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Section 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Securities Purchase Agreement by and between Debt Resolve, Inc. and the investors set forth on the signature pages affixed thereto.

10.2	Form of Warrant to Purchase Common Stock issued by Debt Resolve, Inc. to investors in the private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: September 5, 2007	By:	/s/ James D. Burchetta
James D. Burchetta
Co-Chairman and Chief Executive Officer